                                                             EXHIBIT 11.1
County Seat Stores, Inc. and Subsidiary
Computation of Earnings Per Common Share
(Amounts in Thousands Except Per Share Amounts)

                                                               13 Weeks
                                                                 Ended
                                                              January 31,
                                                                 1998
                                                              -----------

BASIC
Net income                                                     $  4,554
                                                               --------
                                                               --------

Weighted average shares outstanding                              20,000
                                                               --------
                                                               --------

Earnings per common share, basic                               $   0.23
                                                               --------
                                                               --------

DILUTED
Net income                                                     $  4,554
                                                               --------
                                                               --------

Weighted average shares outstanding                              20,000
                                                               --------
                                                               --------

Add assumed exercise of warrants reduced by the number
  of shares purchased with the proceeds                           2,849
                                                               --------
                                                                 22,849
                                                               --------
                                                               --------

Earnings per common share, diluted                             $   0.20
                                                               --------
                                                               --------